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                                                                   EXHIBIT 10.49








                    MONITORING RECEIVABLE FINANCING AGREEMENT

                                  by and among

                         McGINN, SMITH ACCEPTANCE CORP.


                                       and

                             SAI FUNDING CORPORATION

                                       and

                     SECURITY ASSOCIATES INTERNATIONAL, INC.

                               As Collection Agent

                                JANUARY 16, 2001


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         THIS MONITORING RECEIVABLE FINANCING AGREEMENT (this "Agreement") is dated this 16th day of January, 2001, by and among SAI Funding Corporation, a Delaware corporation ("Funding"), McGinn, Smith Acceptance Corp., a Delaware corporation (the "Agent"), and Security Associates International, Inc., a Delaware corporation, as Collection Agent ("SAI", and, in its capacity as collection agent, the "Collection Agent").

                                    RECITALS

         Funding has acquired, and may continue to acquire, Contracts (as hereinafter defined) and Receivables (as hereinafter defined) from the Originators (as hereinafter defined), either by purchase or contribution to the capital of Funding, as determined from time to time by Funding and the Originators in accordance with the terms of the Purchase Agreement (as hereinafter defined). Funding has requested the Agent to provide financing secured by the Contracts and the Receivables.

                                    ARTICLE I

                                   DEFINITIONS

         SECTION I.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

         "Agent's Account" means account number 5330345235 at American National Bank & Trust Company of Chicago.

         "Attrition Reserve Account" means a non-interest bearing account of the Agent as to which Funding shall have no rights until such time as all Scheduled Amounts shall have been paid.

         "Business Day" means any day on which banks are not authorized or required to close in Cleveland, Ohio.


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         "Central Station" means at any time the Person then authorized pursuant to Section 6.05 to provide central station monitoring services to Obligors under the Financed Receivables.

         "Collateral" has the meaning specified in Section 2.01.

         "Collateral Coverage Ratio" means, on any date, the ratio of (a) the average Collections per month actually received in the Lockbox during the three immediately preceding months to (b) the Scheduled Amount for such month.

         "Collection Agent" means at any time the Person then authorized pursuant to Section 6.01 to administer and collect Pool Receivables.

         "Collection Agent Fee" has the meaning specified in Section 2.03.

         "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable.

         "Contract" means an agreement between an Originator and an Obligor, substantially in the form of one of the written contracts approved by the Agent, pursuant to or under which such Obligor shall be obligated to pay for central-station monitoring services from time to time.

         "Credit and Collection Policy" means those receivables credit and collection policies and practices of Funding in effect on the date of this Agreement applicable to the Contracts and described to the Agent, as modified in compliance with this Agreement.

         "Debt" means (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above and (f) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

         "Defaulted Receivable" means a Receivable:

         (a) under a Contract under which payments are 90 or more days delinquent on a recency-of-payment basis;





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         (b) as to which the Obligor or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in
Section 7.01(g); or

         (c) which, consistent with the Credit and Collection Policy, would be written off as uncollectible; or

         (d) which has been terminated by the Obligor thereof.

         "Delinquent Receivable" means a Receivable that is not a Defaulted Receivable and:

         (a) under a Contract under which payments are 45 or more days delinquent on a recency-of-payment basis or

         (b) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Originator.

         "Designated Obligor" means, at any time, each Obligor which has satisfied the Agent's due diligence requirements; provided, however, that any Obligor shall cease to be a Designated Obligor upon three Business Days' notice by the Agent to Funding.

         "Eligible Receivable" means a Receivable:

         (a) the Obligor of which is a United States resident, is not an Affiliate of any party hereto and is not a government or a governmental subdivision or agency;

         (b) the Obligor of which, at the time such Receivable is designated hereunder as a Pool Receivable, is a Designated Obligor and is not the Obligor of any Defaulted Receivables;

         (c) which, at the time of its being designated hereunder as a Pool Receivable, is not a Defaulted Receivable;

         (d) which, according to the Contract related thereto, is required to be paid in full within 30 days of the original billing date therefor;

         (e) which is an "account" within the meaning of Section 9-106 of the UCC of the applicable jurisdictions;

         (f) which is denominated and payable only in United States dollars in the United States;






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         (g) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor);

         (h) which, together with the Contract related thereto, does not contravene in any material respect any law, rule or regulation applicable thereto (including, without limitation, any law, rule or regulation relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

         (i) the transfer, sale or assignment of which does not contravene any applicable law, rule or regulation or any agreement to which the applicable Originator is a party or to which it is subject;

         (j) which arises under a Contract which (i) does not require the Obligor thereunder to consent to the transfer, sale or assignment of the rights and duties of the Originator under such Contract and (ii) does not contain a confidentiality provision that purports to restrict the ability of Funding and its assigns to exercise their rights under this Agreement, including, without limitation, their right to review the Contract; and

         (k) which (i) satisfies all applicable requirements of the Credit and Collection Policy and (ii) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agent may from time to time specify to Funding upon 30 days' notice.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Event of Default" has the meaning specified in Section 7.01.

         "Financed Contract" means a Contract under which any Financed Receivables arose.

         "Financed Receivable" means any Receivable listed on a Receivables Report delivered by or on behalf of Funding to the Agent from time to time as a Financed Receivable. Each designation of a Receivable hereunder as a Financed Receivable shall be deemed to include the Contract under which such Receivable arose and all amounts payable under such Contract, whether or not earned at the time of such designation.




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         "Incipient Event of Default" means an event that but for notice or lapse of time or both would constitute an Event of Default.

         "Installation" means the obligation of an Originator to provide central-station monitoring services to a Person under a Contract.

         "Junior Scheduled Amount" means the amounts described on Schedule A attached hereto as "Jr Tranche Total Debt Service".

         "Lockbox" means the processing and data capture service selected by the Agent after notice to Funding to receive Collections on the Financed Contracts. Initially, the Lockbox shall be lockbox # 2973 at American National Bank & Trust Company of Chicago.

         "Mandatory Payment Date" means the earlier of (a) the date on which all of the Scheduled Amounts must be paid pursuant to Section 7.01 and (b) the date on which all of the Scheduled Amounts must be paid in accordance with Schedule A hereto.

         "Minimum Financed Contract Collections" means $1,500,000.

         "Minimum Monthly Revenue" means $1,800,000.

         "Monthly Revenue" means, with respect to any Contract on any date of determination thereof, the number of Installations covered by such Contract as of such date multiplied by the average monthly revenue payable with respect to such Contract for the three months preceding such date; provided that in determining such monthly revenue any discount under such Contract shall be excluded if the duration of such discount is three months or less. Notwithstanding the above, the Monthly Revenue for any Defaulted Receivable or Delinquent Receivable shall be 0 until the Obligor thereunder shall have made timely payments with respect thereto covering three consecutive calendar months.

         "Obligor" means a Person obligated to make payments pursuant to a Contract.

         "Originators " means Security Associates International, Inc., a Delaware corporation, SAI Northwest Command Center - Seattle, a Washington corporation, SAI Southwest Command Centers, Inc., a Texas corporation, and SAI North Central Command Center, Inc., an Ohio corporation.






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         "Outstanding Balance" of any Receivable at any time means the outstanding principal balance thereof.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Pool Receivable" means, on any date, any Receivable that is a Financed Receivable on such date, and shall include each Contract under which any such Receivable arises.

         "Purchase Agreement" means the Purchase and Contribution Agreement, dated the date of this Agreement, among the Originators, as sellers, Funding, as purchaser, and SAI, as collection agent, as the same may be amended, modified or restated from time to time.

         "Receivable" means the indebtedness of an Obligor under a Contract, and includes any other obligations of such Obligor with respect thereto. Each scheduled monthly payment under a Contract shall constitute a separate Receivable.

         "Receivables Report" means a report in substantially the form of Annex A hereto furnished by the Collection Agent to the Agent pursuant to Section 6.02(g).

         "Related Security" means with respect to any Receivable:

         (a) all of the interest of the Originator thereof in any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable;

         (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

         (c) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and

         (d) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor to the extent such books, records and information has been transferred to Funding.





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         "Required Collateral Coverage Ratio" means, for any month, 180%.

         "Required Reserve" means, at any time, an amount equal to $500,000.

         "Scheduled Amount" means, for any month, the sum of the "Senior Scheduled Amount" and the "Junior Scheduled Amount" for such month.

         "Senior Scheduled Amount" means the amounts described on Schedule A attached hereto as "Sr Tranche Total Debt Service".

         "Transaction Document" means any of this Agreement, the Originator Purchase Agreement and all other agreements and documents delivered and/or related hereto or thereto.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

         SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE FINANCING

         SECTION II.1. The Financing.

         (a) On the terms and conditions hereinafter set forth, the Agent will, on the date hereof, provide to Funding financing in an aggregate amount equal to $17,125,000. Notwithstanding anything to the contrary set forth herein, the parties hereto agree that the financing transaction contemplated hereby constitute a loan by the Agent to Funding secured by all of the Pool Receivables (including any Contracts and Receivables which become Pool Receivables after the date hereof pursuant to this Agreement), and all Collections and Related Security (together with the items described in clauses (a) through (c) of Section 2.05, the "Collateral"). To secure payment of all of Funding's obligations hereunder, Funding hereby grants to the Agent a first priority perfected security interest in and to all of the Collateral. In connection with the financing provided herein, the




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Agent shall, except as provided herein, be entitled to all Collections of Pool
Receivables until such time as the Agent shall have received all Scheduled Amounts.

         (b) On the date hereof, the Agent shall, upon satisfaction of the applicable conditions set forth in Article III, make available to Funding the sum of $17,125,000 in same day funds, by transferring such funds to such account as Funding shall specify to the Agent in writing; provided, that Funding hereby authorizes the Agent to withhold from such proceeds an amount equal to (i) $500,000 for credit to the Attrition Reserve Account and (ii) an amount equal to 33% of the legal fees and expenses of the Agent (including the parties who are participating in the financing).

         (c) In addition to the initial advance described in paragraph (a) above, the Agent agrees to use its best efforts from the date hereof through March 15, 2001 to raise additional funding to make additional advances to Funding in the aggregate amount of $5,375,000 (each such advance, an "Additional Advance"). Upon the making of each Additional Advance, the Agent will deliver to Funding an amended Schedule A reflecting the repayment of the amount of such Additional Advance. The initial advance hereunder and each Additional Advance shall constitute a single loan hereunder, secured by all of the Collateral. The parties hereto agree that the initial advance hereunder and each Additional Advance are being made at the offices of the Agent in Albany, New York.





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         (d) Each Scheduled Amount shall be due and payable as set forth in the definition of Scheduled Amounts or, if earlier, on the Mandatory Payment Date. Funding may, at any time, prepay (without further penalty or premium) the financing provided for herein in full by paying to the Agent the aggregate Scheduled Amounts not theretofore paid. All Scheduled Amounts not paid during the month in which they are due shall bear interest at a rate of interest equal to 21.5% per annum (such interest, "Default Interest").

         (e) If, for any month (as measured on the last Business Day of such month), (i) the aggregate Collections with respect to all Financed Contracts is less than the Minimum Financed Contract Collections, (ii) the Collateral Coverage Ratio is less than the Required Collateral Coverage Ratio or (iii) the aggregate Monthly Revenue with respect to all Financed Contracts is less than the Minimum Monthly Revenue, then, in the case of clause (i), (ii) or (iii) above, Funding shall, within 15 days, acquire additional Eligible Receivables under the Purchase Agreement and pledge the same as Collateral hereunder such that, on a projected basis for not less than 90 days subsequent to the date of such purchase, (A) the aggregate Collections with respect to all Financed Contracts equals or exceeds the Minimum Financed Contract Collections, (ii) the Collateral Coverage Ratio equals or exceeds the Required Collateral Coverage Ratio and (iii) the aggregate Monthly Revenue with respect to all Financed Contracts equals or exceeds the Minimum Monthly Revenue. Such pledge shall be effected by delivering to the Agent a Receivables Report specifying such additional Receivables, demonstrating the projections set forth in the previous sentence and containing such other information as the Agent shall reasonably request with respect thereto.

         SECTION II.2. Settlement Procedures.

         (a) Collection of the Financed Receivables shall be administered by a Collection Agent, in accordance with the terms of Article VI of this Agreement. Funding shall provide to the Collection Agent on a timely basis all information needed for such administration. Both Funding and the Collection Agent shall take all actions necessary to ensure that all Collections of the Financed Receivables are delivered to the Lockbox. After such Collections are processed, they will be deposited into the Agent's Account.

         (b) All Collections of Financed Receivables, once deposited in the Agent's Account, will be paid on the first Business Day of each month, as follows:

         (i) if SAI is not the Collection Agent, to the Collection Agent, in payment of the Collection Agent Fee (or any previously due but unpaid Collection Agent Fees);





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         (ii)   to the Agent, in an amount equal to Default Interest on Senior
Scheduled Amounts and all Senior Scheduled Amounts not previously paid but required to be paid prior to such date;

         (iii) to the Agent, in an amount equal to the Senior Scheduled Amount due during such month;

         (iv) to the Agent, in an amount equal to any other amount payable to the Agent hereunder;

         (v) to the Agent, for credit to the Attrition Reserve Account, in an amount equal to the difference, if positive, between the Required Reserve on such date and the balance of the Attrition Reserve Account on such date;

         (vi) to the Agent, in an amount equal to Default Interest on Junior Scheduled Amounts and Junior Scheduled Amounts not previously paid but required to be paid prior to such date;

         (vii) to the Agent, in an amount equal to the Junior Scheduled Amount due during such month;

         (viii) if additional Receivables are required to be purchased on such date in accordance with Section 2.01(d), to the Originators in payment for such Receivables in accordance with the Purchase Agreements;

         (ix) if SAI is the Collection Agent, to the Collection Agent, in payment of the Collection Agent Fee (or any previously due but unpaid Collection Agent Fees); and

         (x)    to Funding.

If, on the last day of any month, Collections of Financed Receivables are insufficient to pay the amounts described in clauses (i) through (iv) above, such deficit shall be debited by the Agent to the Attrition Reserve Account and paid as set forth in such clauses. If, on the first Business Day of any week, funds on deposit in the Agent's Account exceed 125% of the amount that will be required to be paid under clauses (i) through (ix) above on the first Business Day of the next calendar month, the Agent shall cause such excess to be paid to Funding on the next Business Day.

         (c) Notwithstanding that the obligations of Funding hereunder are secured by all of the Collateral, only Collections with respect to Financed Receivables are subject to the provisions

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of this Section 2.02. Funding from time to time shall designate, by delivery to the Agent of a Receivables Report, those Receivables which are Financed Receivables.

         SECTION II.3. Fees. The Agent shall pay to the Collection Agent a fee (the "Collection Agent Fee") of $4.10 per month for each Installation representing a Financed Receivable (other than Installations related to Financed Receivables that are Defaulted Receivables), from the date hereof until all Scheduled Amounts are paid in full. The Collection Agent Fee shall be inclusive of all fees payable to the Central Station, the payment of which shall be the responsibility of the Collection Agent. The Collection Agent Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.02. So long as an Originator or its Affiliate is acting as the Collection Agent hereunder, amounts paid as the Collection Agent Fee pursuant to this Section 2.03 shall reduce, on a dollar-for-dollar basis, the obligation of Funding to pay the "Collection Agent Fee" pursuant to Section
6.03 of the Purchase Agreement.

         SECTION II.4. Payments and Computations, Etc.

         (a) All amounts to be paid or deposited by Funding or the Collection Agent hereunder shall be paid or deposited or wire initiated no later than 12:00 Noon (Cleveland time) on the day when due in same day funds to the Agent's Account.

         (b) Funding shall, to the extent permitted by law, pay interest on any amount not paid or deposited by Funding when due hereunder (subject to any applicable grace period), at an interest rate per annum equal to 21.5% per annum, payable on demand.

         (c) All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

         SECTION II.5. Security Interest. As collateral security for the performance by Funding of all the terms, covenants and agreements on the part of Funding to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of Funding hereunder, whether for indemnification payments, fees, expenses or otherwise, Funding hereby assigns and grants to the Agent a security interest in all of Funding's right, title and interest in and to (a) the Purchase Agreement, including, without limitation, (i) all rights of Funding to receive moneys due or to become due under or pursuant to the Purchase Agreement, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due


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or to become due under or pursuant to the Purchase Agreement, (iii)
all rights of Funding under any Purchaser Loan (as defined in the Purchase Agreement), (iv) claims of Funding for damages arising out of or for breach of or default under the Purchase Agreement and (v) the right of Funding to compel performance and otherwise exercise all remedies thereunder and (b) all Receivables, the Contracts and Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, instruments and general intangibles (as those terms are defined in the UCC) owned by Funding and (c) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

                                   ARTICLE III

                             CONDITIONS OF FINANCING

         SECTION III.1. Conditions Precedent to Financing. The financing under
Section 2.01(a) is subject to the conditions precedent that the Agent shall have received on or before the date of such financing the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the
Agent:

         (a) A certificate of the Secretary or Assistant Secretary of Funding and SAI certifying (i) that all necessary corporate actions and governmental approvals, if any, with respect to this Agreement and the Purchase Agreement have been taken or obtained and that copies of the By-laws of Funding and SAI or any other documents evidencing such actions or approvals have been delivered to the Agent and (ii) the names and true signatures of the officers of Funding and SAI authorized to sign the Purchase Agreement and this Agreement and the other documents to be delivered by it hereunder and thereunder.

         (b) Acknowledgment copies or time-stamped receipt copies of a proper financing statement, duly filed on or before the date of such financing under the UCC of each jurisdiction in which such filing is deemed by the Agent to be desirable in order to perfect the ownership and security interests contemplated by this Agreement and the Purchase Agreement.

         (c) Acknowledgment copies or time-stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in (i) the Receivables, Contracts or Related Security previously granted by Funding or any Originator and (ii) the collateral security referred to in Section 2.05 previously granted by Funding.

         (d) Completed requests for information, dated on or before the date of such financing, listing the financing statements referred to in subsection (c) above that name Funding or


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any Originator as debtor, together with copies of such other financing statements (none of which shall cover any Receivables, Contracts, Related Security or Collateral).

         (e) An executed copy of the Purchase Agreement.

         (f) A copy of the by-laws of Funding, certified by the secretary of Funding.

         (g) A copy of the by-laws of SAI, certified by the secretary of SAI.

         (h) A copy of the certificate or articles of incorporation of Funding, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of Funding from such Secretary of State or other official, dated as of a recent date.

         (i) A copy of the certificate or articles of incorporation of SAI, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of SAI from such Secretary of State or other official, dated as of a recent date.

         (j) An opinion of counsel to Funding in form and substance satisfactory to the Agent.

         SECTION III.2. Further Conditions Precedent to Financing. The financing under Section 2.01(a) shall be subject to the further conditions precedent that
(a) the Collection Agent shall have delivered to the Agent on or prior to the date of such financing, in form and substance satisfactory to the Agent, a completed Receivables Report containing information through January 4, 2001, identifying each Financed Contract, each Financed Receivable (including Installations with respect thereto), the Monthly Revenues for the foregoing, the original of each Financed Contract and a written assignment thereof from the applicable Originator to Funding and such additional information as may reasonably be requested by the Agent, (b) on the date of such financing the following statements shall be true:

         (i) the representations and warranties contained in Sections 4.01 and
         4.02 are correct on and as of the date of such purchase or reinvestment as though made on and as of such date,

         (ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes an Event of Default or an Incipient Event of Default,






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         (iii) the Originators shall have sold or contributed to Funding, pursuant to the Purchase Agreement, all Receivables theretofore owned by the Originators and

         (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION IV.1. Representations and Warranties of Funding. Funding hereby represents and warrants as follows, which representations shall be deemed to be remade and restated on each day on which Funding receives Collections pursuant to Section 2.02(b):

         (a) Funding is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

         (b) The execution, delivery and performance by Funding of each Transaction Document and each other document to be delivered by it hereunder, including Funding's use of the proceeds of the financing provided hereunder, (i) are within Funding's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (A) Funding's charter or by-laws, (B) any law, rule or regulation applicable to Funding, (C) any contractual restriction binding on or affecting Funding or its property or (D) any order, writ, judgment, award, injunction or decree binding on or affecting Funding or its property and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the interest created pursuant to this Agreement). Each of the Transaction Documents has been duly executed and delivered by Funding.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Funding of the Transaction Documents or any other document to be delivered thereunder, except for the filing of UCC financing statements which are referred to therein.

         (d) Each Transaction Document constitutes the legal, valid and binding obligation of Funding, enforceable against Funding in accordance with its terms subject to bankruptcy, insolvency or other similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).






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         (e) The opening pro forma balance sheet of Funding as at January 10,
2001, giving effect to the financing to be made under this Agreement, a copy of which has been furnished to the Agent, fairly presents the financial condition of Funding as at such date, in accordance with generally accepted accounting principles, and since January 10, 2001 there has been no material adverse change in the business, operations, property or financial or other condition of Funding.

         (f) Except as disclosed in filings made by SAI with the Securities and Exchange Commission in the section entitled "Legal Proceedings", there is no pending or threatened action or proceeding affecting SAI or Funding before any court, governmental agency or arbitrator which may materially adversely affect the consolidated financial condition of SAI or the financial condition of Funding which has not been disclosed to the Agent in writing prior to the date of this Agreement or which may materially adversely affect the ability of SAI or Funding to perform its respective obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents.

         (g) No proceeds of the financing provided hereunder will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

         (h) Funding is the legal and beneficial owner of the Financed Contracts, Financed Receivables and the Related Security free and clear of any Adverse Claim and the Agent has a valid and perfected first priority security interest in all of the foregoing property. No effective financing statement or other instrument similar in effect covering any Contract or any Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Agent relating to this Agreement and those filed by Funding pursuant to the Purchase Agreement.

         (i) Each Receivables Report (if prepared by Funding or its Affiliates, or to the extent that information contained therein is supplied by Funding or its Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of Funding to the Agent in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

         (j) The principal place of business and chief executive office of Funding and the office where Funding keeps its records concerning the Receivables are located at the address of Funding set forth in the introductory paragraph hereto.

         (k) Funding is not known by and does not use any tradename or doing-business-as name.

         (l) Funding was incorporated on December 29, 2000, and did not engage in any business activities prior to the date of this Agreement. Funding has no subsidiaries.

         (m) (i) The fair value of the property of Funding is greater than the total amount of liabilities, including contingent liabilities, of Funding, (ii) the present fair salable value of the assets of Funding is not less than the amount that will be required to pay all probable liabilities of Funding on its debts as they become absolute and matured, (iii) Funding does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) Funding is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which its property would constitute unreasonably small capital.

         (n) With respect to each Pool Receivable, Funding (i) shall have received such Receivable as a contribution to its capital by SAI or (ii) shall have purchased such Receivable from an Originator in exchange for payment (made by Funding to such Originator in accordance with the provisions of the Purchase Agreement) of cash or Deferred Purchase Price (as defined in the Purchase Agreement), in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in clause (ii) of the preceding sentence shall not have been made for or on account of an antecedent debt owed by an Originator to Funding and no such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

         (o) At all times until all Scheduled Amounts have been paid in full,
(i) the Collateral Coverage Ratio will be not less than the Required Collateral Coverage Ratio, (ii) the aggregate Collections from Financed Contracts for any month will not be less than the Minimum Financed Contract Collections for such period and (iii) the aggregate Monthly Revenue from Financed Contracts for any month will not be less than the Minimum Monthly Revenue for such period.

         (p) With respect to each Financed Receivable, Funding (i) shall have received such Financed Receivable as a contribution to its capital by SAI or
(ii) shall have purchased such Financed Receivable from an Originator in exchange for payment (made by the Borrower to such Originator in accordance with the provisions of the Purchase Agreement) of cash or Deferred

Purchase Price (as defined in the Purchase Agreement), in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in clause (ii) of the preceding sentence shall not have been made for or on account of an antecedent debt owed by an Originator to Funding and no such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

         (q) (i) Each Financed Receivable is an Eligible Receivable.

         (ii) With respect to each Financed Receivable, the Obligor thereon is obligated and liable for payment of the amounts stated in the related Contract, and has no known reason to exercise any right of rejection, return, offset, defense, counterclaim, discount or deduction.

         (iii) Each Financed Contract is legally enforceable in accordance with its terms, representing actual and bona fide agreements to perform security monitoring services.

         (iv) No Financed Receivable is a Delinquent Receivable or a Defaulted Receivable or subject to any dispute. To the best of Funding's knowledge: (A) all statements made in any Financed Contract, including names and addresses, locations and descriptions of property or services, down-payments and unpaid balances, are in all respects true, complete and accurate; and (B) all signatures and endorsements that appear on each Financed Contract, or any agreement or instrument relating thereto, are genuine and all signatories and endorsers, if any, have full legal capacity to contract.

         (v) To the best of Funding's knowledge: (A) all of Funding's obligations to the Obligor on any Financed Contract, with the exception of future security monitoring services and maintenance or service obligations, have been completed and fulfilled in their entirety; and (B) no Obligor on any Financed Contract has been induced to enter into such Contract by fraud or misrepresentation as to price, quality of products or services.

         SECTION 4.02. Representations and Warranties of SAI. SAI hereby represents and warrants that the consolidated balance sheet of SAI as at September 30, 2000, and the related consolidated statement of income and retained earnings of SAI for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the consolidated financial condition of SAI as at such date and the consolidated results of the operations of SAI for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since September 30, 2000 there has been no material adverse change in the consolidated financial condition of SAI.

                                    ARTICLE V

                                    COVENANTS

         SECTION V.1. Covenants of Funding. Until the date all Scheduled Amounts are paid in full:

         (a) Compliance with Laws, Etc.Funding will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not materially adversely affect the collectability of the Receivables or the ability of Funding to perform its obligations under the Transaction Documents.

         (b) Offices, Records and Books of Account. Funding will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Receivables at its address set forth in Section 4.01(j) or, upon 30 days' prior written notice to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the Agent's security interest in the Receivables have been taken and completed. Funding also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

         (c) Performance and Compliance with Contracts and Credit and Collection Policy. Funding will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

         (d) Sales, Liens, Etc. Funding will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, its undivided interest in any Pool Receivable, Related Security, related Contract or Collections, or any account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof.

         (e) Extension or Amendment of Receivables. Except as provided in
Section 6.02(c), Funding will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

         (f) Change in Business or Credit and Collection Policy. Funding will not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectability of the Receivables or its ability to perform its obligations under this Agreement.

         (g) Deposits. At all times, (i) Funding will deposit, or cause to be deposited, all Collections to the Lockbox and (ii) Funding will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Lockbox or the Agent's Account cash or cash proceeds other than Collections of Financed Receivables.

         (h) Marking of Records. At its expense, Funding will mark, or cause to be marked, its master data processing records evidencing Pool Receivables and related Contracts with a legend evidencing that such Receivables and related Contracts are subject to the lien of the Agent in accordance with this Agreement.

         (i) Audits. Funding will from time to time during regular business hours as reasonably requested by the Agent, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Funding relating to Receivables and the Related Security, including, without limitation, the related Contracts and
(ii) to visit the offices and properties of Funding for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or Funding's performance hereunder or under the Contracts with any of the officers or employees of Funding having knowledge of such matters. In addition, within 120 days after the end of each fiscal year of Funding, Funding will, at its expense, cause its independent public accountants to perform, and to deliver to the Agent a written report describing, certain agreed upon procedures conducted by such accountants with respect to the Receivables and the Credit and Collection Policy on a scope and in a form reasonably requested by the Agent and agreed to by Funding.

         (j) Further Assurances.

         (i) Funding agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Collateral and to enable the Agent to exercise and enforce its rights and remedies under this Agreement.

Without limiting the foregoing, Funding will, upon the request of the Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence its rights hereunder.

         (ii) Funding authorizes the Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pool Receivables and the Related Security, the related Contracts and the Collections with respect thereto without the signature of Funding where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

         (iii) Funding shall perform, or cause performance of, all of its obligations under the Financed Contracts.

         (k) Reporting Requirements. Funding will provide to the Agent the following:

         (i) as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of SAI, quarterly consolidated financial statements of SAI prepared in accordance with generally accepted accounting principles and certified by an officer of SAI and within 120 days after the end of each fiscal year of SAI, a copy of the annual report audited financial statements of SAI;

         (ii) as soon as possible and in any event within five Business Days after the occurrence of each Event of Default or Incipient Event of Default, a statement of the chief financial officer of Funding setting forth details of such Event of Default or event and the action that Funding has taken and proposes to take with respect thereto;

         (iii) promptly after the filing or receipt thereof, copies of all reports and notices (x) that Funding or any of its Affiliates files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or (y) that Funding or any of its Affiliates receives from any of the foregoing;

         (iv) at least ten Business Days prior to any change in the name of any Originator or Funding, a notice setting forth the new name and the effective date thereof;

         (v) promptly after Funding obtains knowledge thereof, notice of any "Event of Termination" or "Facility Termination Date" under the Purchase Agreement;

         (vi) as soon as possible and in any event no later than the day of occurrence thereof, notice that any Originator has stopped selling or contributing to Funding, pursuant to the Purchase Agreement, all newly arising Receivables;

         (vii) at the time of the delivery of the financial statements provided for in clause (i) of this paragraph, a certificate of the chief financial officer or the treasurer of Funding to the effect that, to the best of such officer's knowledge, no Event of Default has occurred and is continuing or, if any Event of Default has occurred and is continuing, specifying the nature and extent thereof;

         (viii) promptly after receipt thereof, copies of all notices received by Funding from any Originator under the Purchase Agreement; and

         (ix) such other information respecting the Receivables or the condition or operations, financial or otherwise, of Funding as the Agent may from time to time reasonably request.

         (l) Corporate Separateness.

         (i) Funding shall at all times maintain at least one independent director who (x) is not currently and has not been during the five years preceding the date of this Agreement an officer, director or employee of an Affiliate of Funding, (y) is not a current or former officer or employee of any Originator and (z) is not a stockholder of an Affiliate of Funding.

         (ii) Funding shall not direct or participate in the management of any of the operations of any of its Affiliates.

         (iii) Funding shall conduct its business from an office separate from that of its Affiliates (but which may be located in the same facility as one or more such Affiliates). Funding shall have stationery and other business forms and a mailing address and a telephone number separate from that of its Affiliates.

         (iv) Funding shall at all times be adequately capitalized in light of its contemplated business.

         (v) Funding shall at all times provide for its own operating expenses and liabilities from its own funds.

         (vi) Funding shall maintain its assets and transactions separately from those of its Affiliates and reflect such assets and transactions in financial statements separate and distinct from those of such Affiliates and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of its Affiliates. Funding shall hold itself out to the public under its own name as a legal entity separate and distinct from its Affiliates. Funding shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of its Affiliates.

         (vii) Funding shall not maintain any joint account with any of its Affiliates or become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any of its Affiliates.

         (viii) Funding shall not make any payment or distribution of assets with respect to any obligation of any of its Affiliates or grant an Adverse Claim on any of its assets to secure any obligation of any of its Affiliates.

         (ix) Funding shall not make loans, advances or otherwise extend credit to any of its Affiliates.

         (x) Funding shall hold regular duly noticed meetings of its Board of Directors and make and retain minutes of such meetings.

         (xi) Funding shall have bills of sale (or similar instruments of assignment) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from the Originators.

         (xii) Funding shall not engage in any transaction with any of its Affiliates except as permitted by this Agreement and as contemplated by the Purchase Agreement.

         (m) Purchase Agreement. Funding will not amend, waive or modify any provision of the Purchase Agreement or waive the occurrence of any "Event of Termination" under the Purchase Agreement, without in each case the prior written consent of the Agent. Funding will perform all of its obligations under the Purchase Agreement in all material respects and will enforce the Purchase Agreement in accordance with its terms in all material respects.

         (n) Nature of Business. Funding will not engage in any business other than the purchase of Receivables, Related Security and Collections from the Originators and the transactions contemplated by this Agreement. Funding will not create or form any subsidiary.

         (o) Mergers, Etc. Funding will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Purchase Agreement.

         (p) Distributions, Etc. Funding will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of its capital stock or any warrants, rights or options to acquire any such shares, now or hereafter outstanding; provided, however, that Funding may declare and pay cash dividends on its capital stock to its shareholders so long as (i) no Event of Default shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law including the corporate law of the state of Funding's incorporation and
(iii) such dividends have been approved by all necessary and appropriate corporate action of Funding.

         (q) Debt. Funding will not incur any Debt, other than any Debt incurred pursuant to this Agreement and the Deferred Purchase Price under the Purchase Agreement.

         (r) Certificate of Incorporation. Funding will not amend its certificate of incorporation.

         (s) Ratios. Funding will at all times maintain Financed Receivables such that (i) the Collateral Coverage Ratio is not less than the Required Collateral Coverage Ratio, (ii) aggregate Collections for any month shall not be less than the Minimum Financed Contract Collections for such period and (iii) the aggregate Monthly Revenue for any month shall not be less than the Minimum Monthly Revenue for such month.

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION
                               OF POOL RECEIVABLES

         SECTION VI.1. Designation of Collection Agent. The servicing, administration and collection of the Pool Receivables shall be conducted by the Collection Agent so designated hereunder from time to time. Until the Agent gives notice to SAI of the designation of a new Collection Agent, SAI is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent at any time following the occurrence of an Event of Default may designate as Collection Agent any other Person (including itself) to succeed SAI or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may, with the prior consent of the Agent (which consent shall not be unreasonably withheld), subcontract with any other Person (including one or more Originators) for the servicing, administration or collection of the Receivables. Any such subcontract shall not affect the Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof.

         SECTION VI.2. Duties of the Collection Agent.

         (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Funding and the Agent hereby appoint the Collection Agent, from time to time designated pursuant to Section 6.01, as agent for themselves to enforce their respective rights and interests in the Pool Receivables, the Related Security and the related Contracts.

         (b) The Collection Agent shall administer the Collections in accordance with the procedures described in Section 2.03.

         (c) If no Event of Default or Incipient Event of Default shall have occurred and be continuing, SAI, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Pool Receivable as SAI deems appropriate to maximize Collections thereof.

         (d) The Collection Agent shall hold in trust for the Agent all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to the Pool Receivables. At the request of the Agent, the Collection Agent shall mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with a legend, acceptable to the Agent, evidencing that such Pool Receivables and Contracts have been sold to Funding and are subject to the lien of the Agent hereunder and shall mark Funding's master data processing records evidencing such Pool Receivables and related Contracts with such a legend.

         (e) Prior to the fifth Business Day of each month, the Collection Agent shall prepare and forward to the Agent a Receivables Report relating to the Pool Receivables outstanding on the last day of the immediately preceding month.

         (f) The Collection Agent shall, promptly after becoming aware thereof, notify the Agent of any dispute or claim asserted by any Obligor under any Contract relating to any Pool Receivable.

         SECTION VI.3. Certain Rights of the Agent.

         (a) At any time following the designation of a Collection Agent other than SAI pursuant to Section 6.01 or following an Event of Default:

         (i) The Agent may direct Obligors on Pool Receivables that all payments thereunder be made directly to the Agent or its designee.

         (ii) At the Agent's request and at Funding's expense, Funding shall direct that payments on Pool Receivables be made directly to the Agent or its designee.

         (iii) At the Agent's request and at Funding's expense, Funding and the Collection Agent shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Pool Receivables and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Agent or its designee.

         (iv) Funding authorizes the Agent to take any and all steps in Funding's name and on behalf of Funding that are necessary or desirable, in the determination of the Agent, to collect amounts due under the Pool Receivables, including, without limitation, endorsing Funding's name on checks and other instruments representing Collections and enforcing the Pool Receivables and the Related Security and related Contracts.

         SECTION VI.4. Rights and Remedies.

         (a) If the Collection Agent fails to perform any of its obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Agent's reasonable costs and expenses incurred in connection therewith shall be payable by Funding.

         (b) Funding shall perform, and shall ensure that the Originators shall perform, their obligations under the Contracts related to the Pool Receivables to the same extent as if the transactions contemplated hereby and by the Purchase Agreement had not occurred and the exercise by the Agent of its rights under this Agreement shall not release any Originator or Funding from any of its duties or obligations with respect to any Pool Receivable or related Contract. The Agent shall have no obligation or liability with respect to any Pool Receivable or related Contract, nor shall it be obligated to perform the obligations of any Originator or Funding thereunder.

         (c) In the event of any conflict between the provisions of Article VI of this Agreement and Article VI of the Purchase Agreement, the provisions of this Agreement shall control.

         SECTION VI.5. Designation of Central Station. The performance of monitoring services required under the Financed Receivables shall be conducted by the Central Station so designated hereunder from time to time. Until the Agent gives notice to Funding of the designation of a new Central Station, SAI is hereby designated as, and hereby agrees to perform the duties and obligations of, the Central Station pursuant to the terms hereof. The Agent at any time following the occurrence of an Event of Default or a Central Station Termination Event (as defined below) may designate as Central Station any other Person (including any Affiliate of the Agent) to succeed the Originator or any successor Central Station, if such Person shall consent and agree to the terms hereof. The Central Station may, with the prior consent of the Agent (which consent shall not be unreasonably withheld), subcontract with any other Person for the performance of monitoring services required under the Contracts; provided that no such consent shall be required for any such subcontract with an Originator. Any such subcontract shall not affect the Central Station's liability for performance of its duties and obligations pursuant to the terms hereof. For purposes hereof, a "Central Station Termination Event" means the occurrence of any one or more of the following:

         (i) The filing of a petition for bankruptcy protection with respect to the Central Station, either voluntary or involuntary;

         (ii) The Central Station or any of its officers being found guilty of any felony or upon a finding of liability in any criminal or civil action involving impropriety in business dealings or operations which, in either case, materially affects the operation of the Central Station, or its performance under any Financed Receivable;

         (iii) The abandonment of monitoring service operations by the Central Station, which shall be deemed to have occurred if the Central Station fails to provide monitoring services to Obligors for a period of 72 hours or longer, including if such interruption in service has been caused by acts of force majeure beyond the control of the Central Station; or

         (iv) Upon the occurrence of a material default by the Central Station in its performance of its duties under or in accordance with this Agreement.

         SECTION VI.6. Duties of the Central Station.

         (a) The Central Station shall in all material respects fulfill all of its responsibilities under the Financed Receivables in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with generally accepted industry standards.

         (b) The Central Station shall, promptly after becoming aware thereof, notify the Agent of any material dispute or claim asserted by any Obligor under any Financed Receivable.

         (c) The Central Station shall maintain comprehensive general liability insurance which cannot be canceled with less than 30 days notice to the Agent, including errors and omissions coverage on monitoring operations, in the minimum amount of $1,000,000 covering bodily injury and property damage resulting from the performance of monitoring services under the Financed Receivables and naming the Agent as loss payee thereon.

         SECTION VI.7. Rights and Remedies. If the Central Station fails to perform any of its obligations under this Agreement, the Agent may (but shall not be required to) cause performance of such obligation and the Agent's costs and expenses incurred in connection therewith shall be payable by the Borrower.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         SECTION VII.1. Events of Default. If any of the following events (each, an "Event of Default") shall occur and be continuing:

         (a) the Collection Agent or the Central Station (i) shall fail to perform or observe in any material respect any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) of this subsection (a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement; or

         (b) (i) the Collection Agent or the Central Station shall fail to transfer to the Agent when requested any rights, pursuant to this Agreement, which the Collection Agent or the Central Station then has or (ii) Funding shall fail to make any payment required hereunder; or

         (c) any representation or warranty made or deemed made by Funding or any Originator under or in connection with this Agreement or any other Transaction Document or any information or report delivered by Funding or any Originator pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

         (d) Funding or any Originator shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for 10 Business Days after written notice thereof shall have been given to Funding by the Agent; or

         (e) Funding or any Originator shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $50,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

         (f) the liens granted by Funding to the Agent pursuant to this Agreement shall for any reason cease to be valid and perfected first priority liens in the Collateral referred to herein; or

         (g) Funding or any Originator shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Funding or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Funding or any Originator shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

         (h) there shall have occurred any event which is reasonably likely to have a material adverse effect on the collectibility of the Pool Receivables or the ability of Funding or the Collection Agent to collect the Pool Receivables or otherwise perform its obligations under this Agreement; or

         (i) an "Event of Termination" or "Facility Termination Date" shall occur under the Purchase Agreement, or the Purchase Agreement shall cease to be in full force and effect; or

         (j) Funding shall cease to be a direct wholly owned subsidiary of SAI;

then, and in any such event, any or all of the following actions may be taken without notice to Funding: (x) the Agent may declare the Mandatory Payment Date to have occurred (in which case the Mandatory Payment Date shall be deemed to have occurred) and (y) without limiting any right under this Agreement to replace the Collection Agent or the Central Station, the Agent may designate another Person to succeed SAI as the Collection Agent and/or as the Collection Agent; provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Mandatory Payment Date shall occur, SAI (if it is then serving as the Collection Agent or the Central

Station) shall cease to be the Collection Agent or the Central Station, and the Agent or its designee shall become the Collection Agent and the Central Station. Upon any such declaration or designation or upon such automatic termination, the Agent shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION VIII.1. Indemnities by Funding. Without limiting any other rights that the Agent may have hereunder or under applicable law, Funding hereby agrees to indemnify the Agent from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or the use of proceeds of the financing provided hereby or in respect of any Pool Receivable or any Contract, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Agent or any income taxes incurred by the Agent arising out of or as a result of this Agreement or the financing provided hereby or in respect of any Pool Receivable or any Contract. Without limiting or being limited by the foregoing, Funding shall pay on demand to the Agent any and all amounts necessary to indemnify the Agent from and against any and all Indemnified Amounts relating to or resulting from any of the following:

         (i) the inclusion in Pool Receivables of any Receivable which is not at the date of such inclusion an Eligible Receivable or which thereafter ceases to be an Eligible Receivable;

         (ii) any representation or warranty or statement made or deemed made by Funding (or any of its officers) under or in connection with this Agreement and the other Transaction Documents which shall have been incorrect in any material respect when made;

         (iii) the failure by Funding or any Originator to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

         (iv) the failure to vest in the Agent a perfected security interest in all property in which a security interest is granted hereunder free and clear of any Adverse Claim;





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
         (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables which are, or purport to be, the Pool Receivables and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

         (vi) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable which is, or purports to be, a Pool Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

         (vii) any failure of Funding to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations any Contract related to a Pool Receivable;

         (viii) any product liability or other claim arising out of or in connection with services which are the subject of any Contract related to a Pool Receivable;

         (ix) the commingling of Collections of Pool Receivables at any time with other funds;

         (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of the financing provided hereby or in respect of any Pool Receivable or Related Security or Contract;

         (xi) any failure by Funding to comply with its covenants contained in
Section 5.01; or

         (xii) any claim brought by any Person other than the Agent arising from any activity by Funding or any of its Affiliates in servicing, administering or collecting any Pool Receivable.

Any amounts subject to the indemnification provisions of this Section 9.01 shall be paid by Funding to the Agent within five Business Days following the Agent's demand in writing setting forth the calculations of amounts due therefor.





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
                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION IX.1. Amendments, Etc. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. No amendment or waiver of any provision of this Agreement or consent to any departure by Funding therefrom shall be effective unless in a writing signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Collection Agent in addition to the Agent, affect the rights or duties of the Collection Agent under this Agreement. No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         SECTION IX.2. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

         SECTION IX.3. Assignability. This Agreement and the Agent's rights and obligations herein shall be assignable by the Agent and its successors and assigns. Neither Funding nor the Collection Agent may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.

         SECTION IX.4. Costs, Expenses and Taxes. Funding agrees to pay on demand all costs and expenses in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

         SECTION IX.5. Confidentiality. Unless otherwise required by applicable law (including the laws governing filing requirements under the federal securities laws) or generally accepted accounting principles, Funding, the Agent and the Collection Agent each agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed to (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the other parties hereto and (b) such party's legal counsel and auditors if they agree to hold it confidential.

         SECTION IX.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York (without giving effect to the conflict of laws principles thereof), except to the extent that the perfection of the security interests of the Agent in the Collateral or its remedies hereunder in respect thereof are governed by the laws of a jurisdiction other than the State of New York.

         SECTION IX.7. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION IX.8. Waiver of Jury Trial. Funding, the Collection Agent and the Agent each hereby waives trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) to which Funding, the Collection Agent or the Agent may be parties, arising out of, or in any way pertaining to, this Agreement or the actions of Funding, the Collection Agent or the Agent in the negotiation, administration, performance or enforcement thereof. It is agreed that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings. This waiver is knowingly, willingly and voluntarily made by Funding, the Collection Agent and the Agent, and Funding, the Collection Agent and the Agent each hereby represents that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. Funding and the Collection Agent each further represents that it has had the opportunity to discuss this waiver with counsel.

         SECTION IX.9. Survival of Termination. The provisions of Sections 8.01 and 9.04 shall survive any termination of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:                          SAI FUNDING CORPORATION


                                 By:____________________________________
                                 Title:
                                 Address:    1471 SW 12th Avenue, Suite 1
                                             Pompano Beach, FL 33069-4716


                                 Facsimile No.:

COLLECTION AGENT:                SECURITY ASSOCIATES INTERNATIONAL, INC.


                                 By:_______________________________
                                 Title:
                                 Address: 2101 South Arlington Heights Road Arlington Heights, IL 60005-4142

                                 Attention:

                                 Facsimile No.

AGENT:                           McGINN, SMITH ACCEPTANCE CORP.


                                 By:________________________________
                                 Title:
                                 Address:    99 Pine Street, 5th Floor
                                             Albany, NY 12207


                                 Attention:  Timothy D. McGinn